Exhibit 10.14

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

Noteholder:	________________
Note Series:	2023A
Date:	____________, 2023
Original Principal Amount:	US$__________

For value received Real Messenger Holdings Limited, a Cayman Islands exempted company (the “Company”), promises to pay to the undersigned holder or such party’s assigns (the “Holder” or “Purchaser”) the principal amount set forth above with simple interest on the outstanding principal amount at the rate of three percent (3.00%) per annum (the “Interest Rate”). Interest shall commence with the date hereof and shall continue on the outstanding principal amount until paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All unpaid interest and principal shall be due and payable on September 30, 2024 (the “Maturity Date”). Capitalized terms used but not defined in this Note are defined in the Convertible Note Purchase Agreement by and among the Company and the Holders dated as of October 4, 2023 (the “CNPA”).

1. Basic Terms.

(a) Series of Notes. This convertible promissory note (the “Note”) is issued as part of a series of notes designated by the Note Series above (collectively, the “Notes”) to certain persons and entities (collectively, the “Holders” or “Purchasers”). The Company shall maintain a ledger of all Holders. As of the date hereof, the Company intends to issue Notes in this Note Series with an aggregate initial principal balance of $15,000,000; provided, however, the Company reserves the right to increase such amount to up to an aggregate initial principal balance of $20,000,000.

(b) Payments. All payments of interest and principal shall be in lawful money of the United States of America and shall be made pro rata among all Holders. All payments shall be applied first to accrued interest, and thereafter to principal.

(c) Prepayment. The Company may prepay this Note prior to the Maturity Date, provided, however, that any such prepayment shall be applied ratably to all of the Notes.

2. Conversion and Repayment.

(a) Automatic Conversion on Business Combination. In the event of a business combination transaction involving the Company and a special purpose acquisition company (a “SPAC”) (the “de-SPAC Transaction”), the Company shall require that the SPAC assume each of the Notes and then immediately assume each of the Notes, and then outstanding Conversion Amount shall automatically be converted into a number of Conversion Shares (rounded down to the nearest whole number) calculated by dividing (a) the Conversion Amount by (b) the Conversion Rate. For purposes of this Note, “Conversion Shares” means shares of common stock, ordinary shares or the equivalent security, of the SPAC as issued in the SPAC’s initial public offering, and “Conversion Rate” means, for every $10.00 of Conversion Amount outstanding at the time of conversion, one Conversion Share; provided, however that in the event of any change in the number, type or classes of authorized shares of the SPAC (including the Conversion Shares), other than as contemplated by the definitive business combination agreement or merger agreement (as applicable, the “Business Combination Agreement”) or any agreement contemplated by the Business Combination Agreement, shall occur between the date hereof and immediately prior to the closing under the Business Combination Agreement by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Conversion Rate shall be equitably adjusted to reflect such change..

(b) Automatic Conversion upon a Qualified Financing. In the event that the Company issues and sells shares of its equity securities (as applicable “Equity Securities”) to one or more unaffiliated investors in a transaction or series of related transactions for bona fide capital raising purposes in a single priced financing resulting in aggregate gross proceeds to the Company of at least $8,000,000, excluding the outstanding amount of convertible notes, SAFEs and any other convertible securities issued for the primary purposes of raising capital, or (2) the Company’s sale of any of its preferred stock or similar equity securities for bona fide capital raising purposes that the Requisite Holders deem to be a “Qualified Financing” (in either case, a “Qualified Financing”), then the outstanding principal amount of this Note and any unpaid accrued interest shall automatically convert in whole without any further action by the Holder into the Equity Securities sold in the Qualified Financing at a conversion price per share (the “Conversion Price”), equal to the lesser of:

(i) the price paid per unit or share for the Equity Securities by the Investors in the Qualified Financing (excluding any conversion of the Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)), and

(ii) the price per unit or share equal to the quotient resulting from dividing forty-five million dollars ($45,000,000) by the number of outstanding number of ordinary shares of the Company as of the conversion date of the Note.

(c) Option Conversion. At any time prior to the repayment, conversion or other satisfaction of this Note, the then outstanding principal and accrued but unpaid interest under this Note may be converted, at the option of the Holder, into Conversion Stock upon the closing of any equity financing that does not constitute a Qualified Financing (a “Next Round Financing”). If the Holder elects to convert this Note in a Next Round Financing, the Holder shall have the option to treat such Next Round Financing as a Qualified Financing on the same terms for conversion set forth herein. In addition, at any time after the Maturity Date, but prior to the repayment, conversion or other satisfaction of this Note, the then outstanding principal and accrued but unpaid interest under this Note may convert, at the option of the holder thereof, into the most senior series of preferred stock of the Company then outstanding at a conversion price equal to two times (2x) the original issue price of such senior series of preferred stock of the Company

(d) Payment upon Change of Control. If the Company consummates a Change of Control (as defined below) while this Note remains outstanding, the Company shall pay or issue to the Holder the greater of:

(i) the amount of Change of Control consideration that such Holder would have received had the balance then outstanding under the Notes been converted immediately prior to the consummation of such Change of Control into ordinary shares of the Company (“Ordinary Shares”); and

(ii) an amount equal to 150% of the Conversion Amount For purposes of this Note, a “Change of Control” means (1) the sale or exclusive licensing of all or substantially all of the assets of the Company (determined by value) in any single transaction or series of related transactions, (2) the merger, reorganization, or consolidation of the Company with or into any other entity (or any series of related mergers or acquisitions) where the stockholders of the Company immediately prior to such transaction(s) fail to own immediately following the consummation of such transactions more than a majority of the voting power of the surviving entity, or (3) any other transaction, other than a bona fide equity financing, in which 50% or more of the outstanding voting power of the Company is transferred to a single entity or affiliated group of entities; provided, however, that a de-SPAC Transaction shall not constitute a Change of Control. The Company shall give the Holder notice of a Change of Control not less than 10 days prior to the anticipated date of consummation of the Change of Control.

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(e) Procedure for Conversion. In connection with any conversion of this Note into equity, the Holder shall surrender this Note to the Company and deliver to the Company any documentation reasonably required by the Company (including, in the case of a Qualified Financing or a Non-Qualified Financing, all financing documents executed by the Investors in connection with such Qualified Financing or Non-Qualified Financing, as applicable). The Company shall not be required to issue or deliver the securities into which this Note may convert until the Holder has surrendered this Note to the Company and delivered to the Company any such documentation. Upon the conversion of this Note into such securities pursuant to the terms hereof, in lieu of any fractional units or shares to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to such fraction multiplied by the price at which this Note converts.

3. Events of Default.

(a) If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of holders of more than seventy-five percent (75%) of the Notes (the “Majority Holders”), (which election and notice shall not be required in the case of an Event of Default under subsection (iii) or (iv) below), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i) A breach by the Company of any undertaking in this Note which is not cured within thirty (30) days written notice thereof;

(ii) The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable which is not cured within fifteen (15) days written notice thereof;

(iii) The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(iv) An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company).

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(b) Upon the occurrence and during the continuance of any Event of Default hereunder, the Interest Rate shall increase to ten percent (10%) per annum.

4. Miscellaneous Provisions.

(a) Indemnification. The Company shall indemnify Holder and its Affiliates and each of their respective officers, directors, employees, equity holders, and agents (each, a “Holder Indemnified Party”) against and hold each Holder Indemnified Party harmless from any and all debts, losses, Liabilities, damages, liens, taxes, penalties, costs of investigation, other out-of-pocket costs and expenses (collectively, “Losses”), suffered or incurred by such Holder Indemnified Party, arising from, or in connection with any breach of or inaccuracy in any representation or warranty of Company contained in this Note or any related agreement. The Holder shall indemnify the Company and its Affiliates and each of their respective managers, officers, directors, employees, equity holders, and agents (each, a “Company Indemnified Party”) against and hold each Company Indemnified Party harmless from any and all Losses suffered or incurred by such Company Indemnified Party, arising from, or in connection with any breach of or inaccuracy in any representation or warranty of Holder contained in this Note or any related agreement.

(b) Waivers. The Company hereby waives demand, notice, presentment, protest and notice of dishonor with respect to this Note.

(c) Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

(d) Transfers of Notes. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

(e) Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder. In addition, any term of this Note and all other Notes issued as part of Series 2023A may be amended or waived with the written consent of the Company and the Majority Holders. Upon the effectuation of such waiver or amendment with the consent of the Majority Holders in conformance with this paragraph, such amendment or waiver shall be effective as to, and binding against the holders of, all of the Notes and the Company shall promptly give written notice thereof to the Holder if the Holder has not previously consented to such amendment or waiver in writing; provided that (i) no such amendment shall reduce the principal of or interest rate on any Note without the consent of the Holder thereof and (ii) the failure to give such notice shall not affect the validity of such amendment or waiver.

(f) Governing Law. This Note shall be governed by and construed under the laws of the Cayman Islands, as applied to agreements among Cayman Islands residents, made and to be performed entirely within the Cayman Islands, without giving effect to conflict of laws principles.

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(g) Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

(h) Counterparts; Manner of Delivery. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf, Docusign or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(i) Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(j) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto.

(k) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative. This Note shall be void and of no force or effect in the event that the Holder fails to remit the full principal amount to the Company within five calendar days of the date of this Note.

(l) Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

(m) Exculpation among Holders. The Holder acknowledges that the Holder is not relying on any person, firm or corporation, other than the Company and its officers and Board members, in making its investment or decision to invest in the Company or to accept this Note in lieu of the Original Note.

(n) Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this subsection being untrue.

[Signature pages follow]

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The parties have executed this Convertible Promissory Note as of the date first noted above.

COMPANY:

Real Messenger Holdings Limited

By:
Name:	Thomas Ma
Title:	Chief Executive Officer

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The parties have executed this Convertible Promissory Note as of the date first noted above.

HOLDER:

Name of Holder:

By:
Name:
Title:

Email:

Address:

Signature Page 2 of 2